UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):     May 21, 2007

CPI CORP.

(Exact name of registrant as specified in its charter)

Delaware	1-10204	43-1256674
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1706 Washington Ave., St. Louis, Missouri	63103
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (314) 231-1575

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.     Entry into a Material Definitive Agreement.

Effective as of May 21, 2007, CPI Corp. (the “Company”) and Portrait Corporation of America (“PCA”) and certain of its affiliates (collectively, the “Sellers”) entered into an Amendment (the “Amendment”) to the Purchase and Sale Agreement (the “Purchase Agreement”) that they entered into on May 1, 2007, pursuant to which the Company will acquire substantially all of the assets of PCA and assume certain liabilities of PCA (the “Transaction”). The following summary of the Amendment is not complete and is qualified in its entirety by the copy of the Amendment filed as Exhibit 10.1 hereto, which is incorporated by reference herein. Unless otherwise defined herein, all terms contain herein are defined in the Amendment or the Purchase Agreement, as applicable. The Amendment provides the Company with more time to add and/or delete Assumed Agreements that would or would not be assumed by the Company pursuant to the 363/365 Order of the Bankruptcy Court and to provide for revised allocations of proceeds among the management of Sellers, the General Unsecured Creditors of the Sellers and the Company.

Item 9.01.	Financial Statements and Exhibits
(c)	Exhibits
2.1

Amendment No. 1 to the Purchase and Sale Agreement dated as of May 1, 2007, by and among Portrait Corporation of America, PCA LLC, American Studios, Inc., PCA Photo Corporation of Canada, PCA National LLC, PCA Finance Corp. Inc., Photo Corporation of America, Inc. (each, a “Seller”) and CPI Corp, such amendment effective as of May 21, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CPI CORP.

By:    /s/ Jane E. Nelson

Name: Jane E. Nelson

Title: Secretary and General Counsel

Dated: May 25, 2007